Exhibit 99.1

EQT Commences Tender Offer for Certain Senior Notes

Up to $1.15 Billion Aggregate Purchase Price

PITTSBURGH, March 10, 2026 -- EQT Corporation (NYSE: EQT) (“EQT” and, collectively with its consolidated subsidiaries, the “Company”) today announced that it has commenced a tender offer to purchase for cash (the “Tender Offer”) certain of its outstanding 3.900% Senior Notes due 2027, 6.375% Senior Notes due 2029, 4.50% Senior Notes due 2029, 5.00% Senior Notes due 2029, 4.75% Senior Notes due 2031, 3.625% Senior Notes due 2031, 7.000% Senior Notes due 2030 and 7.500% Senior Notes due 2030 (collectively, the “Notes”). The Tender Offer is capped at an aggregate purchase price, excluding accrued and unpaid interest, of $1.15 billion (the “Aggregate Offer Cap”). In addition, the aggregate purchase price, excluding accrued and unpaid interest, of the 3.900% Senior Notes due 2027 is capped at $400 million, and the aggregate purchase price, excluding accrued and unpaid interest, of the 6.375% Senior Notes due 2029, 4.50% Senior Notes due 2029 and 5.00% Senior Notes due 2029, collectively, is capped at $750 million (such caps, the “Offer SubCaps”). Subject to the Aggregate Offer Cap and the Offer SubCaps, the amounts of each series of Notes that are purchased will be determined in accordance with the acceptance priority levels set forth in the table below (the “Acceptance Priority Levels”), with “1” being the highest Acceptance Priority Level and “8” being the lowest Acceptance Priority Level.

The following table sets forth some of the terms of the Tender Offer:

Title of Notes	CUSIP Number	Principal Amount Outstanding	Offer SubCap	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread(2)	Early Tender Premium(3)
3.900% Senior Notes due 2027	26884LAF6	$936,158,000	$400,000,000	1	3.500% UST due September 30, 2027	FIT4	+35 bps	$30
6.375% Senior Notes due 2029	26884LAZ2 / 26884LAY5 / U2689EAF7	$596,725,000	$750,000,000	2	4.500% UST due March 31, 2026	FIT3	+50 bps	$30
4.50% Senior Notes due 2029	26884LAX7 / 26884LAW9 / U2689EAE0	$734,583,000		3	3.500% UST due February 15, 2029	FIT1	+60 bps	$30
5.00% Senior Notes due 2029	26884LAL3	$318,494,000		4	3.500% UST due February 15, 2029	FIT1	+60 bps	$30
4.75% Senior Notes due 2031	26884LBD0 / 26884LBC2/ U2689EAH3	$1,090,218,000	N/A	5	3.500% UST due February 28, 2031	FIT1	+70 bps	$30
3.625% Senior Notes due 2031	26884LAN9 / U2689EAB6	$435,165,000	N/A	6	3.500% UST due February 28, 2031	FIT1	+85 bps	$30
7.000% Senior Notes due 2030	26884LAG4	$674,800,000	N/A	7	3.500% UST due February 28, 2031	FIT1	+60 bps	$30
7.500% Senior Notes due 2030	26884LBB4 / 26884LBA6 / U2689EAG5	$494,086,000	N/A	8	3.500% UST due February 28, 2031	FIT1	+65 bps	$30

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(1)	The page on Bloomberg from which the dealer managers for the Tender Offer will quote the bid-side price of the Reference U.S. Treasury Security.
(2)	Includes the Early Tender Premium.
(3)	Per $1,000 principal amount of Notes validly tendered on or prior to the Early Tender Date (as defined below) and accepted for purchase.

The Tender Offer is being made upon and is subject to the terms and conditions set forth in the Offer to Purchase dated March 10, 2026 (as it may be amended or supplemented from time to time, the “Offer to Purchase”). The Tender Offer will expire at 5:00 p.m., New York City time, on April 8, 2026, unless extended (such date and time, as the same may be extended, the “Expiration Date”) or earlier terminated by EQT. Tendered Notes may not be withdrawn after 5:00 p.m., New York City time, on March 23, 2026, unless extended by EQT (such date and time, as the same may be extended, the “Withdrawal Deadline”), except in certain limited circumstances where additional withdrawal rights are required by law. In this news release and the Offer to Purchase, all Notes that have been validly tendered and not validly withdrawn are referred to as having been “validly tendered.”

The applicable consideration (the “Total Consideration”) offered per $1,000 principal amount of each series of Notes validly tendered on or prior to 5:00 p.m., New York City time, on March 23, 2026, unless extended by EQT (such date and time, as it may be extended, the “Early Tender Date”) and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Notes specified in the table above, plus the applicable yield of the applicable U.S. Treasury security specified in the table above (as applicable to each series of Notes, the “Reference U.S. Treasury Security”), based on the bid-side price of the Reference U.S. Treasury Security as displayed on the applicable Bloomberg Reference Page specified in the table above, at 10:00 a.m., New York City time, on March 24, 2026, unless extended or the Tender Offer is earlier terminated by EQT.

The Early Tender Date is the last date and time for holders to tender their Notes in order to be eligible to receive the Total Consideration, which includes an early tender premium of $30 per $1,000 principal amount of Notes accepted for purchase pursuant to the Tender Offer (the “Early Tender Premium”). Holders of Notes who validly tender their Notes after the Early Tender Date but on or prior to the Expiration Date, and whose Notes are accepted for purchase, will receive an amount equal to the applicable Total Consideration minus the Early Tender Premium (the “Tender Offer Consideration”).

In addition to the applicable Total Consideration or the applicable Tender Offer Consideration, as the case may be, holders whose Notes are purchased in the Tender Offer will receive accrued and unpaid interest, rounded to the nearest cent, on such Notes from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase.

The settlement date for Notes that are validly tendered on or prior to the Early Tender Date and accepted for purchase is anticipated to be March 26, 2026, the third business day following the Early Tender Date (the “Early Settlement Date”). The settlement date for Notes that are validly tendered following the Early Tender Date but on or prior to the Expiration Date and accepted for purchase is anticipated to be April 10, 2026, the second business day after the Expiration Date, assuming the Aggregate Offer Cap of Notes is not purchased on the Early Settlement Date.

Subject to the Aggregate Offer Cap and any applicable Offer SubCaps, all Notes validly tendered on or prior to the Early Tender Date having a higher Acceptance Priority Level (lower numerical value) will be accepted for purchase before any tendered Notes having a lower Acceptance Priority Level are accepted for purchase, and all Notes validly tendered after the Early Tender Date having a higher Acceptance Priority Level will be accepted for purchase before any Notes tendered after the Early Tender Date having a lower Acceptance Priority Level are accepted for purchase. However, subject to the Aggregate Offer Cap and any applicable Offer SubCaps, Notes validly tendered on or prior to the Early Tender Date will be accepted for purchase in priority to any Notes tendered after the Early Tender Date even if such Notes tendered after the Early Tender Date have a higher Acceptance Priority Level than Notes tendered on or prior to the Early Tender Date.

Tendered Notes may be subject to proration if the aggregate purchase price, excluding accrued and unpaid interest, for Notes validly tendered is greater than the Aggregate Offer Cap, with equal proration applied for Notes having the same Acceptance Priority Level (and depending on whether such Notes were validly tendered on or prior to, or after, the Early Tender Date). Also, tendered 3.900% Senior Notes due 2027 may be subject to proration if the aggregate purchase price, excluding accrued and unpaid interest, for the 3.900% Senior Notes due 2027 that are validly tendered is greater than the applicable Offer SubCap, which is $400 million, and tendered 6.375% Senior Notes due 2029, 4.50% Senior Notes due 2029 and 5.00% Senior Notes due 2029 may be subject to proration if the aggregate purchase price, excluding accrued and unpaid interest, for such Notes that are validly tendered is greater than the applicable Offer SubCap, which is $750 million. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Date, holders who validly tender Notes after the Early Tender Date will not have any of their Notes accepted for purchase unless EQT increases the Aggregate Offer Cap.

EQT’s obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. EQT reserves the right, subject to applicable law, to (i) waive or modify, in whole or in part, any or all conditions of the Tender Offer, (ii) extend, terminate or withdraw the Tender Offer, (iii) increase or decrease the Aggregate Offer Cap or either or both Offer SubCaps or (iv) otherwise amend the Tender Offer in any respect.

The purpose of the Tender Offer is to reduce EQT’s overall principal amount of debt, and it is expected that Notes purchased pursuant to the Tender Offer will be retired. EQT intends to finance the Tender Offer with cash on hand and, if necessary, borrowings under its revolving credit facility. In addition to the Tender Offer, EQT plans to redeem all of its outstanding 6.500% Senior Notes due 2027 on March 26, 2026 pursuant to their terms; any redemption of such notes would be made solely pursuant to a redemption notice delivered pursuant to the indenture governing such notes, and nothing contained in this news release constitutes a notice of redemption of such notes.

Citigroup Global Markets Inc. and BofA Securities, Inc. are severally acting as the Lead Dealer Managers for the Tender Offer. Any persons with questions regarding the Tender Offer should contact (i) Citigroup Global Markets Inc. by calling (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or emailing ny.liabilitymanagement@citi.com or (ii) BofA Securities, Inc. by calling (888) 292-0070 (toll-free) or (980) 287-6959 (collect) or emailing debt_advisory@bofa.com.

The Information Agent and Tender Agent is Global Bondholder Services Corporation. Copies of the Offer to Purchase and any related Tender Offer materials may be obtained from Global Bondholder Services Corporation by calling (212) 430-3774 (banks and brokers, collect) or (855) 654-2015 (all others, toll-free) or by emailing contact@gbsc-usa.com.

This news release is for informational purposes only. The Tender Offer is being made only pursuant to the Offer to Purchase, and the information in this news release is qualified by reference to the Offer to Purchase. Further, this news release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities. No recommendation is made as to whether holders should tender any Notes in response to the Tender Offer. Holders of Notes must make their own decision as to whether to participate in the Tender Offer and, if so, the principal amount of Notes to tender.

Investor Contact

Cameron Horwitz

Managing Director, Investor Relations & Strategy

412.445.8454

Cameron.Horwitz@eqt.com

About EQT Corporation

EQT Corporation is a premier, vertically integrated American natural gas company with upstream and midstream operations focused in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding EQT’s plans and expected timing with respect to the Tender Offer and the redemption of its 6.500% Senior Notes due 2027.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by it. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond its control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital; the Company’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting, storing and processing natural gas, natural gas liquids (NGLs) and oil; operational risks and hazards incidental to the gathering, transmission and storage of natural gas as well as unforeseen interruptions; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and pipe, sand and water required to execute the Company’s exploration and development plans, including as a result of inflationary pressures or tariffs, particularly on steel and aluminum; risks associated with operating primarily in the Appalachian Basin; the ability to obtain environmental and other permits and the timing thereof; construction, business, economic, competitive, regulatory, judicial, environmental, political and legal uncertainties related to the development and construction by the Company or its joint ventures of pipeline and storage facilities and transmission assets and the optimization of such assets; the Company’s ability to renew or replace expiring gathering, transmission or storage contracts at favorable rates, on a long-term basis or at all; risks relating to the Company’s joint venture arrangements; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company’s business due to recently completed or pending divestitures, acquisitions and other significant strategic transactions. These and other risks and uncertainties are described under the “Risk Factors” section and elsewhere in EQT’s Annual Report on Form 10-K for the year ended December 31, 2025 and in other documents EQT subsequently files from time to time with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.